Exhibit 21.1

SUBSIDIARY LIST (BY JURISDICTION)

California

Bay Rincon, LP
San Francisco Bay Partners II, Ltd.

Connecticut

Bronxville West, LLC
Forestbroad LLC
Smithtown Galleria Associates Limited Partnership
Town Close Associates Limited Partnership

Delaware

AIV I, LLC
Alameda Financing, L.P.
AMP Apartments, LLC
AMP Apartments Subtenant, LLC
AMV I, LLC
AMV II, LLC
AMV III, LLC
AMV IV, LLC
Aria at Hathorne Hill, LLC
Aria at Laurel Hill, LLC
Arlington Square Financing, LLC
Avalon 57, LLC
Avalon Anaheim Stadium, L.P.
Avalon at Ballston, LLC
Avalon at Diamond Heights, L.P.
Avalon at Dublin Station, L.P.
Avalon at Florham Park, LLC
Avalon at Mission Bay III, L.P.
Avalon at Pacific Bay, L.P.
Avalon at Providence Park, LLC
Avalon Ballard, LLC
Avalon Belltown, LLC
Avalon Brandemoor II, LLC
Avalon California Value I, LLC
Avalon California Value II, LLC
Avalon California Value III, LLC
Avalon California Value IV, LLC
Avalon California Value V, LLC
Avalon California Value VI, LLC
Avalon California Value VII, LLC
Avalon California Value VIII, LLC
Avalon Clark and Polk, LLC
Avalon Del Rey Apartments, LLC
Avalon DownREIT V, L.P.
Avalon Encino, L.P.
Avalon Fair Lakes, LLC
Avalon Fashion Valley, L.P.
Avalon Gold, LLC
Avalon Green II, LLC
Avalon Grosvenor, L.P.
Avalon HV Manager, LLC
Avalon II California Value I, L.P.
Avalon II California Value II, L.P.

Avalon II California Value III, L.P.
Avalon II Maryland Value I, L.P.
Avalon II Maryland Value II, L.P.
Avalon II Maryland Value III, L.P.
Avalon II New Jersey Value I, L.P.
Avalon II Virginia Value I, L.P.
Avalon II Virginia Value II, L.P.
Avalon II Washington Value I, L.P.
Avalon Illinois Value I, LLC
Avalon Illinois Value II, LLC
Avalon Illinois Value III, LLC
Avalon Irvine, L.P.
Avalon Lowlands, LLC
Avalon Lyndhurst, LLC
Avalon Maryland Value I, LLC
Avalon Maryland Value II, LLC
Avalon Maryland Value III, LLC
Avalon Massachusetts Value I, LLC
Avalon Massachusetts Value II, LLC
Avalon Mosaic, LLC
Avalon New Jersey Urban Renewal Entity I, LLC
Avalon New Jersey Value II, LLC
Avalon New Rochelle II, LLC
Avalon New York Value I, LLC
Avalon Newport, L.P.
Avalon North Bergen, LLC
Avalon Ocean Avenue, L.P.
Avalon Oyster, LLC
Avalon Park Crest, LLC
Avalon Queen Anne, LLC
Avalon Riverview I, LLC
Avalon Riverview North, LLC
Avalon Run, LLC
Avalon Sharon FS, LLC
Avalon Shipyard, LLC
Avalon Tinton Falls, LLC
Avalon Towers Bellevue, LLC
Avalon Towers on the Peninsula, L.P.
Avalon Union City, L.P.
Avalon Upper Falls Limited Partnership
Avalon Upper Falls, LLC
Avalon Watch, LLC
Avalon West Chelsea, LLC
Avalon West Long Branch, LLC
Avalon WFS, LLC
Avalon Willoughby West, LLC
Avalon Wilshire, L.P.
Avalon Winbrook Redevelopment, LLC
Avalon Woodland Hills, L.P.
Avalon WP I, LLC
Avalon WP II, LLC
Avalon WP III, LLC
Avalon WP IV, LLC
Avalon WP V, LLC
Avalon WP VI, LLC
AvalonBay Capital Management II, LLC
AvalonBay Fund II Subsidiary GP, LLC
AvalonBay Redevelopment LLC
AvalonBay Trade Zone Village, LLC

AvalonBay VAF Acquisition, LLC
AvalonBay VAF II Acquisition, LLC
AvalonBay Value Added Fund, L.P.
AvalonBay Value Added Fund II, L.P.
AvalonBay Value Added Fund II Feeder, L.P.
AvalonBay Value Added REIT II, L.P.
Bay Countrybrook L.P.
Bay Pacific Northwest, L.P.
Bellevue Financing, LLC
Bowery Place I Low-Income Operator, LLC
Bowery Place I Manager, LLC
Briarwood Borrower, LLLP
Cameron Court Financing, LLC
Centerpoint Master Tenant LLC
Chrystie Venture Partners, LLC
Coto De Caza, LLC
Crescent Financing, LLC
Crest Financing, L.P.
CVP I, LLC
CVP II, LLC
CVP III, LLC
Darien Financing, LLC
Downtown Manhattan Residential LLC
Edgewater Financing, LLC
ER Cedar, L.L.C.
Freehold Financing, LLC
Gables Rothbury Borrower, LLLP
Garden City Apartments, LLC
Garden City Duplex, LLC
Garden City SF, LLC
Gardens Financing, LLC
Gates Financing, LLC
Glen Cove Development LLC
Glen Cove II Development LLC
Harbor Financing, LLC
Hathorne FS Holdings, LLC
Hayes Valley, LLC
Jones Road Residential, LLC
Laurel Hill Private Sewer Treatment Facility, LLC
Mission Bay North Financing, L.P.
MVP I, LLC
North Bergen Residential Urban Renewal, LLC
North Bergen Retail Urban Renewal, LLC
Norwalk Retail, LLC
Oak Road Office, LLC
PHVP I, LP
PHVP I GP, LLC
Pleasant Hill Manager, LLC
Pleasant Hill Transit Village Associates LLC
Roselle Park Urban Renewal, LLC
Roselle Park VP, LLC
Run East II Financing, LLC
Shady Grove Road Financing, LLC
Silicon Valley Financing, LLC
Tysons West, LLC
Valet Waste Holdings, Inc.
Wesmont Station Residential I Urban Renewal, LLC
Wesmont Station Residential II Urban Renewal, LLC
Wesmont Station Retail I Urban Renewal, LLC

Wesmont Station Retail II Urban Renewal, LLC
West Chelsea Transaction, LLC
WLBVP, LLC
Woburn Financing, LLC

District of Columbia

4100 Massachusetts Avenue Associates, L.P.

Maryland

Avalon 4100 Massachusetts Avenue, Inc.
Avalon Acton, Inc.
Avalon at Chestnut Hill, Inc.
Avalon at Great Meadow, Inc.
Avalon at St. Clare, Inc.
Avalon BFG, Inc.
Avalon Blue Hills, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon Cohasset, Inc.
Avalon Collateral, Inc.
Avalon Commons, Inc.
Avalon Decoverly, Inc.
Avalon DownREIT V, Inc.
Avalon Fairway Hills I Associates
Avalon Fairway Hills II Associates
Avalon Fairway II, Inc.
Avalon Grosvenor LLC
Avalon Hingham PM, Inc.
Avalon Oaks, Inc.
Avalon Oaks West, Inc.
Avalon Promenade, Inc.
Avalon Rock Spring Associates, LLC
Avalon Sharon, Inc.
Avalon Symphony Woods, Inc.
Avalon Town Green II, Inc.
Avalon Upper Falls Limited Dividend Corporation
Avalon Village North, Inc.
Avalon Village South, Inc.
AvalonBay Arna Valley, Inc.
AvalonBay Assembly Row TRS, Inc.
AvalonBay Capital Management, Inc.
AvalonBay Construction Services, Inc.
AvalonBay Grosvenor, Inc.
AvalonBay NYC Development, Inc.
AvalonBay Orchards, Inc.
AvalonBay Shrewsbury, Inc.
AvalonBay Traville, LLC
AvalonBay Value Added Fund, Inc.
AVB Development Transactions, Inc.
AVB Northborough, Inc.
AVB Pleasant Hill TRS, Inc.
AVB Service Provider, Inc.
AVB West Long Branch, Inc.
Bay Asset Group, Inc.
Bay Development Partners, Inc.
Bay GP, Inc.
Bay Waterford, Inc.
California Multiple Financing, Inc.

Centerpoint Tower LLC
Centerpoint Garage LLC
Centerpoint Eutaw/Howard Holdings LLC
Centerpoint Development II LLC
Centerpoint Howard LLC
Centerpoint Eutaw LLC
Centerpoint Tower/Garage Holdings LLC
Georgia Avenue, Inc.
JP Construction in Milford, Inc.
Juanita Construction, Inc.
Lexington Ridge-Avalon, Inc.

Massachusetts

AvalonBay BFG Limited Partnership
Hingham Shipyard East Property Owners Association, Inc.

New Jersey

Town Cove Jersey City Urban Renewal, Inc.
Town Run Associates

Virginia

Arna Valley View Limited Partnership
Avalon Decoverly Associates Limited Partnership